EXHIBIT 23.1 CONSENT OF LAZAR, LEVINE & COMPANY LLP



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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

All American Semiconductor, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 9, 1996 except as to Note 6, the date of which is March 18, 1996, relating to the consolidated financial statements of All American Semiconductor, Inc. and Subsidiaries and to the reference to our firm under the caption "Experts" in the registration statement.

/s/ LAZAR, LEVINE & COMPANY LLP
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    Lazar, Levine & Company LLP

New York, New York
March 27, 1996